Exhibit 5.1

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

October 31, 2022

Felicitex Therapeutics Inc.

27 Strathmore Road

Natick, MA 01760

Re: Securities Being Registered Under Registration Statement on Form S-1 (File No. 333-266742)

Ladies and Gentlemen:

We have acted as counsel to Felicitex Therapeutics Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed underwritten public offering (the “Offering”) of up to (A) 3,395,2391 units (the “Units”) that may be offered for sale by the Company (including up to 442,858 Units that may be issued upon exercise of the underwriters’ over-allotment option), with each Unit consisting of (1) one share (collectively, the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (2) two warrants (each a “Warrant” and, collectively, the “Warrants”) each exercisable to purchase one share of Common Stock; (B) one or more warrants (collectively, the “Representative’s Warrants”) exercisable to purchase in aggregate up to 236,191 shares of the Common Stock (the “Representative’s Warrant Shares”) issuable to the representative of the underwriters of the Offering or its designees; (C) up to 6,790,477 shares (the “Warrant Shares”) of Common Stock that may be purchased upon exercise of the Warrants, in aggregate (including up to 885,715 shares of Common Stock issuable pursuant to the exercise of Warrants issuable pursuant to the exercise of the underwriters’ over-allotment option); and (D) the Representative’s Warrant Shares.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)	the Registration Statement;

(b)	the form of the Underwriting Agreement, included as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

(c)	the form of Warrant Agent Agreement (the “Warrant Agreement”), included as Exhibit 4.2 to the Registration Statement;

(d)	the form of Warrant, included as Exhibit 4.3 to the Registration Statement;

(e)	the form of Representative’s Warrant, included as Exhibit 4.1 to the Registration Statement;

(f)	the Certificate of Merger of TarMeta Biosciences, LLC and the Company, dated December 30, 2021, included as Exhibit 3.9 to the Registration Statement;

[1]	For purposes of this opinion only, we have assumed that the public offering price per Unit in the Offering will be $5.25, the lowest price in the estimated price range of the Units according to the Registration Statement.

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2 October 31, 2022

(g)	the Third Amended and Restated Certificate of Incorporation of the Company, included as Exhibit 3.6 to the Registration Statement;

(h)	the Certificate of Amendment to Third Amended and Restated Certificate of Incorporation of the Company, included as Exhibit 3.7 to the Registration Statement; and

(i)	the Bylaws of the Company, included as Exhibit 3.8 to the Registration Statement.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed (i) the legal capacity of all natural persons executing documents, (ii) the genuineness of all signatures, (iii) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents submitted to us as certified, conformed or reproduced copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity and that the Registration Statement will be declared effective by the Commission. In our examination of documents, we have assumed that the parties thereto (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and the due authorization of all parties other than the Company by all requisite action, corporate or other, the execution and delivery by all parties other than the Company of the documents, and the validity and binding effect thereof on such parties other than the Company.

Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that:

1.	The Shares have been duly authorized by all necessary corporate action of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable;

2.	The Warrant Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered by the Company upon exercise of the Warrants against payment therefor as set forth in the Registration Statement, the Underwriting Agreement, the Warrants, and the Warrant Agreement, will be validly issued, fully paid and non-assessable;

3.	The Representative’s Warrant Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered by the Company upon exercise of the Representative’s Warrants against payment therefor as set forth in the Registration Statement, the Underwriting Agreement, and the Representative’s Warrants, will be validly issued, fully paid and non-assessable;

4.	When the Warrants are duly executed in accordance with their terms and issued and delivered, as contemplated by the Registration Statement and the Underwriting Agreement, such Warrants will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

PG. 3 October 31, 2022

5.	When the Representative’s Warrants are duly executed in accordance with their terms and issued and delivered, as contemplated by the Registration Statement and the Underwriting Agreement, such Representative’s Warrants will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion expressed herein is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies. The opinion expressed herein is based upon the law of the State of New York and the General Corporation Law of the State of Delaware in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC